AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 1st day of July, 2009, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the fees of a certain series of the Trust; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following:

Exhibit S, the funds and fees of Davidson Multi-Cap Core Fund, is hereby superseded and replaced with Exhibit S attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit S
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Name of Series                                                                                     Date Added
Davidson Multi-Cap Core Fund                                                        on or after June 11, 2008

FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at July 1, 2009
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
♦ [___] basis points on the first $[___] million
♦ [___] basis points on the next $[___] million
♦ [___] basis points on the balance
♦ Minimum annual fee:  $[___] per fund
♦
International Funds
Annual Fee Based Upon Market Value Per Fund*
[___] basis points on the first $[___] million
[___] basis points on the next $[___] million
[___] basis points on the next $[___] million
[___] basis points on the balance
Minimum annual fee:  $[___] per fund

Advisor Information Source Web Portal
• $[___] /fund/month
• $[___] /fund/month for clients using an external administration service
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.

DAVIDSON INVESTMENT ADVISORS, INC.

By: /s/ Andrew Davidson
Printed Name: Andrew Davidson
Title: President	Date: 7/29/2009

Exhibit S (continued) to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement
FUND ADMINISTRATION & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July 1, 2009
Multiple Classes – Add the following for each class beyond the first class:
• [___] basis point at each level
• $[___]* per class minimum
             *Class C base fee - $[___]
Annual Legal Administration – Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
• [___] basis point at each level
• $[___] additional minimum

Additional Services:
New fund launch – as negotiated based upon specific requirements
Subsequent new fund launch – $[___] per project
Subsequent new share class launch – $[___] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
• Performance Service – $[___] /CUSIP/month
• Setup – $[___] /CUSIP
• Conversion – quoted separately
• FTP Delivery – $[___] setup per FTP site

Daily Compliance Services (Charles River)
• Base fee – $[___] /fund/year
• Setup – $[___] /fund group

Advisor Information Source Web Portal
• $[___] /fund/month
• $[___] /fund/month for clients using an external administration service
• $[___] /hour custom development – quoted based upon client requirements

SEC §15(c) Reporting
• $[___] per fund per report – first class
• $[___] per additional class report

Electronic Board Materials
• USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
• Up to [___] non-USBFS users including advisor, legal, audit, etc.
• Complete application, data and user security – data encryption and password protected
• On-line customized board materials preparation workflow
• Includes web-based and local/off-line versions
• Includes complete initial and ongoing user training
• Includes 24/7/365 access via toll free number
• Includes remote diagnostics for each user, including firewall and network issues
• Triple server backup / failover
Annual Fee
• $[___] per year (includes [___] external users)
• $[___] per year per additional user
• $[___] implementation / setup fee

Exhibit S (continued) to the Separate Series of Advisors Series Trust
 Fund Administration Servicing Agreement
Davidson - CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at July, 2009
Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
• Designation as the Trust’s Chief Compliance Officer
• Periodic and Annual Reporting to MST Fund Board
• Board Meeting Presentation and Board Support
• MST Fund Board Liaison For All Compliance Matters
• Daily Resource to Advisor CCO and Fund Board
• Review of Advisor Compliance Policies, Procedures and Controls
• Review of USBFS/USB Critical Procedures & Compliance Controls
• Due Diligence Review of Advisor and USBFS Service Facilities
• Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
• Quarterly USBFS Certification to Trust CCO
• Business Line Functions Supported
• Fund Administration and Compliance
• Transfer Agent and Shareholder Services
• Fund Accounting
• Custody Services
• Distribution Services
• CCO Portal – Web On-line Access to Fund CCO Documents
• Periodic CCO Conference Calls
• Dissemination of Industry/Regulatory Information
• Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
• $[___] per year per domestic fund (total fee for all service lines)
• $[___] per year per load fund or international fund (in addition to Fund CCO fee)
• $[___] per year per sub-advisor per fund (in addition to Fund CCO fee)

Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor or sub-advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedules above.
DAVIDSON INVESTMENT ADVISORS, INC.

By: /s/ Andrew Davidson
Printed Name: Andrew Davidson
Title: President	Date: 7/29/2009